                                                                EXHIBIT 4.7


================================================================================



                               WARRANT AGREEMENT



                                  Dated as of

                                April __, 1998

                                    between

                           GOLDEN STATE BANCORP INC.

                                      and

                    CHASEMELLON SHAREHOLDER SERVICES L.L.C.

                             as the Warrant Agent


                   ----------------------------------------

                                 Warrants for
                                Common Stock of
                           Golden State Bancorp Inc.

                   ----------------------------------------



================================================================================

                               TABLE OF CONTENTS

                                                                          Page

                                  ARTICLE 1.

                                Defined Terms.............................  1

SECTION 1.1  Definitions..................................................  1
SECTION 1.2  Other Definitions............................................  4
SECTION 1.3  Rules of Construction........................................  5

                                  ARTICLE 2.

                            Warrant Certificates..........................  5

SECTION 2.1  Issuance of Warrant Certificates.............................  5
SECTION 2.2  Form and Dating..............................................  6
SECTION 2.3  Execution and Countersignature...............................  7
SECTION 2.4  Certificate Register.........................................  7
SECTION 2.5  Transfer and Exchange........................................  7
SECTION 2.6  Replacement Certificates.....................................  9
SECTION 2.7  Temporary Certificates....................................... 10
SECTION 2.8  Cancellation................................................. 10
SECTION 2.9  Purchase of Warrants by the Company.......................... 10

                                  ARTICLE 3.

                               Exercise Terms............................. 10
SECTION 3.1  Number of Warrant Shares; Exercise Price..................... 10
SECTION 3.2  Exercise Period.............................................. 10
SECTION 3.3  Expiration................................................... 11
SECTION 3.4  Manner of Exercise........................................... 12
SECTION 3.5  Issuance of Warrant Shares................................... 12
SECTION 3.6  Fractional Warrant Shares.................................... 12
SECTION 3.7  Reservation of Warrant Shares................................ 12
SECTION 3.8  Compliance with Law.......................................... 13

                                  ARTICLE 4.

                                Adjustments............................... 14
SECTION 4.1  Reclassifications, Redesignations or Reorganizations of
     Common Stock......................................................... 14
SECTION 4.2  Combination.................................................. 14
SECTION 4.3  Exercise Price Adjustment.................................... 15
SECTION 4.4  Examples..................................................... 15
SECTION 4.5  Other Events................................................. 16


                                                                          Page
                                                                          ----
     SECTION 4.6  Notice of Certain Transactions........................... 16
     SECTION 4.7  Adjustment to Warrant Certificate........................ 16

                                  ARTICLE 5.

                               Warrant Agent............................... 17
     Section 5.1  Nature of Duties and Responsibilities Assumed............ 17
     Section 5.2  Right to Consult Counsel................................. 18
     Section 5.3  Compensation and Reimbursement........................... 19
     Section 5.4  Warrant Agent May Hold Company Securities................ 19
     Section 5.5  Change of Warrant Agent.................................. 19

                                  ARTICLE 6.

                               Miscellaneous............................... 20
     SECTION 6.1  Information.............................................. 20
     SECTION 6.2  Persons Benefitting...................................... 20
     SECTION 6.3  Rights of Holders........................................ 20
     SECTION 6.4  Amendment................................................ 21
     SECTION 6.5  Notices.................................................. 21
     SECTION 6.6  Governing Law............................................ 22
     SECTION 6.7  Successors............................................... 22
     SECTION 6.8  Counterparts............................................. 22
     SECTION 6.9  Table of Contents........................................ 22
     SECTION 6.10 Severability............................................. 22


EXHIBIT A   -   Form of Warrant Certificate
EXHIBIT B   -   Form of Election to Purchase Warrant Shares
EXHIBIT C   -   Certificate for Exchange of Global Warrant Certificate

     WARRANT AGREEMENT, dated as of April __, 1998 (this "Agreement"), between GOLDEN STATE BANCORP INC., a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES L.L.C., a New York limited liability Company, as Warrant Agent (in such capacity, the "Warrant Agent").


                             W I T N E S S E T H :
                             - - - - - - - - - -



     WHEREAS, the Board of Directors of the Company has authorized a distribution (the "Distribution") of one warrant (a "Warrant") for each share of the Company's common stock, par value $1.00 per share ("Common Stock"), outstanding as of the Close of Business (as defined below) on May __ , 1998
(the "Record Date"), each Warrant representing the right to purchase shares or a portion of a share of Common Stock (subject to adjustment as provided herein), upon the terms and subject to the conditions herein set forth; and

     WHEREAS, in order to issue Warrants in the Distribution and to issue Warrants to holders of outstanding Convertible Securities (as defined herein) who exercise or convert such Convertible Securities at any time and from time to time prior to the occurrence of the Triggering Event (as defined herein), the Company has determined to enter into this Agreement with the Warrant Agent.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                                 Defined Terms
                                 -------------

     SECTION 1.1  Definitions.  As used in this Agreement, the following terms
                  -----------
shall have the following meanings:

     "Adjusted Litigation Recovery" means an amount equal to 85% of the amount obtained from the following equation: (a) the Payment, minus (b) the sum of the following: (i) the aggregate of all expenses incurred by or on behalf of the Bank in prosecuting the Litigation and obtaining the Payment (whether incurred prior to or after the date hereof), including, without limitation, that portion of fees and expenses incurred pursuant to the Management Agreement attributable to the Litigation, (ii) the aggregate of all expenses incurred by the Company in connection with the creation, issuance and trading of the Warrants, including, without limitation, legal, financial advisory and accounting fees and the fees and expenses of the Warrant Agent (whether incurred prior to or after the date hereof) and (iii) an amount equal to the Payment, less the expenses described in the preceding clauses (i) and (ii), multiplied by the highest, combined statutory rate of federal, state and local income taxes applicable to the Company during the tax year in which the full Payment is received.

     "Adjusted Market Value" means the average of the daily Closing Prices of a share of Common Stock for the thirty consecutive Trading Days ending on and including the Determination Date, minus $1.00; provided, that if the context in
                                               --------
which this defined term is used is with respect to securities other than shares of Common Stock, then "Adjusted Market Value" means the average of the daily Closing Prices of a unit of such securities for the thirty consecutive Trading Days ending on and including the Determination Date, minus $1.00, and provided,
                                                                      --------
further that if the context in which this defined term is used is with respect
-------
to property other than securities, then "Adjusted Market Value" means the Fair Market Value of the amount of such property distributable in respect of one share of Common Stock.

     "Bank" means Glendale Federal Bank, Federal Savings Bank, a federally chartered stock savings bank or any successor thereto.

     "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

     "Business Day" a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day
                    --------  -------
it shall mean 5:00 P.M., New York City time, on the next succeeding Business
Day.

     "Closing Price" on any day shall mean the closing sale price regular way (with any relevant due bills attached) of a share of Common Stock on such day, or in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way (with any relevant due bills attached) of a share of Common Stock, in each case on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges), or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during the five consecutive Trading Dates ending on and including the Determination Date), or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices regular way (with any relevant due bills attached) of a share of Common Stock on the over-the-counter market on the day in question as reported by Nasdaq, or a similar generally accepted reporting service, or if not so available as determined in good faith by the Board of Directors of the Company, on the basis of such relevant factors as it in good faith considers appropriate.

     "Combination" means an event in which the Company consolidates with, merges with or into, or sells all or substantially all its property and assets to another Person.

     "Determination Date" means the 30th calendar day prior to the date on which the Bank receives the total amount of the Payment. If the Payment is payable by the United

States Government in installments, the Determination Date will be the 30th calendar day prior to the date on which the Bank receives the last installment of the Payment.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means the fair market value of the relevant property on the Determination Date as determined in good faith by the Board of Directors of the Company, on the basis of such factors as it in good faith considers appropriate.

     "Holder" means the duly registered holder of a Warrant under the terms of this Agreement.

     "Litigation" means the Bank's case against the United States Government in the United States Court of Federal Claims entitled Glendale Federal Bank, F.S.B.
v. United States, No. 90-772C, filed on August 15, 1990.

     "Management Agreement" means the Management Agreement, dated as of February 4, 1998, by and among the Company, the Bank and the other persons signatories thereto.

     "Nasdaq" means the stock market operated by the National Association of Securities Dealers, Inc.

     "NYSE" means the stock exchange operated by New York Stock Exchange, Inc.

     "Officer" means the Chairman, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary or any Vice President of the Company.

     "Payment" means the aggregate amount of any cash payment and the Fair Market Value of any property or assets actually received by the Bank pursuant to a final, nonappealable judgment in or final settlement of the Litigation (including any post-judgment interest actually received by the Bank on any payment).

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933.

     "Trading Date" means a date on which the NYSE or Nasdaq (or any successor thereto) is open for the transaction of business.

     "Triggering Event" means the occurrence of all of the following events: (a) receipt by the Bank of the Payment in full, (b) determination by the Bank of the amount of the Adjusted Litigation Recovery and (c) receipt of all regulatory approvals necessary to issue the shares of Common Stock to be issued upon the exercise of the Warrants, including without limitation, the effectiveness of a registration statement relating to the issuance of the Warrant Shares under the Securities Act.

     "Warrant Shares" means the shares of Common Stock of the Company issued and received upon exercise of the Warrants.

     SECTION 1.2  Other Definitions.
                  -----------------

                                                  Defined in
               Term                                 Section
               ----                               ----------

     "Agent Members".....................           2.2(c)
     "Certificate Register...............           2.4
     "Certificated Warrants".............           2.2(a)
     "Convertible Securities"............           2.1(b)
     "Common Stock"......................           Recitals
     "Company"...........................           Recitals
     "Distribution"......................           Recitals
     "DTC"...............................           2.2(b)
     "Exercise Notice:...................           3.2
     "Exercise Price"....................           3.1
     "Five-Year Warrants"................           2.1(b)
     "Global Warrant"....................           2.2(b)
     "Number of Shortfall Shares"........           3.7(b)
     "Preferred Stock"...................           2.1(b)
     "Record Date".......................           Recitals
     "Registrar".........................           3.7(a)
     "Seven-Year Warrants"...............           2.1(b)
     "Stock Options".....................           2.1(b)
     "Successor Company".................           4.2(d)
     "Termination Date"..................           3.3(a)
     "Termination Notice"................           3.3(a)
     "Transfer Agent"....................           3.5
     "Warrant"...........................           Recitals
     "Warrant Agent".....................           Recitals
     "Warrant Certificate"...............           2.1
     "Warrant Exercise Period"...........           3.2(b)

          SECTION 1.3  Rules of Construction. Unless the text otherwise requires
                       ---------------------

               (i)    a term has the meaning assigned to it herein;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;

               (iii)  "or" is not exclusive;

               (iv)   "including" means including, without limitation; and

               (v) words in the singular include the plural and words in the plural include the singular.

                                  ARTICLE 2.

                             Warrant Certificates
                             --------------------

          SECTION 2.1   Issuance of Warrant Certificates.  (a)  As soon as
                        --------------------------------
practicable after the Record Date, the Company will prepare and execute, the Warrant Agent will countersign, and the Company will send or cause to be sent (and the Warrant Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company, one or more Warrant Certificates, in substantially the form of Exhibit A hereto (a "Warrant Certificate"), evidencing one Warrant (subject to adjustment as provided herein) for each share of Common Stock so held.

          (b) At any time and from time to time prior to the occurrence of the Triggering Event, the Company may cause the Warrant Agent to issue, in accordance with the provisions of this Article 2, Warrants to holders of (i) shares of the Company's Noncumulative Convertible Preferred Stock, Series A (the "Preferred Stock"); (ii) common stock purchase warrants (the "Five-Year Warrants") issued under the Warrant Agreement, dated February 23, 1993 (as amended, supplemented or otherwise modified from time to time), by and between the Company and ChaseMellon Shareholder Services L.L.C. (as successor to Chemical Trust Company of California), as Warrant Agent; (iii) common stock purchase warrants (the "Seven-Year Warrants") issued under the Warrant Agreement, dated August 15, 1993 (as amended, supplemented or otherwise modified from time to time), by and between the Company and ChaseMellon Shareholder Services L.L.C. (as successor to Chemical Trust Company of California), as Warrant Agent; and (iv) stock options of the Company and its subsidiaries (the "Stock Options", and together with the Preferred Stock, the Five-Year Warrants, the Seven-Year Warrants and the Stock Options, the "Convertible Securities") that were outstanding on the Record Date, who exercise or convert such Convertible Securities into shares of Common Stock and Warrants in accordance with the terms and conditions of such Convertible Securities.

          (c) The maximum number of Warrants that may be issued hereunder is equal to (i) the number of shares of Common Stock outstanding on the Record Date plus (ii) the number of Warrants that holders of Convertible Securities would be entitled to receive upon the conversion or exercise of such Convertible Securities in accordance with the terms and conditions thereof. On the date of this Agreement, the maximum number of Warrants that may be issued hereunder is approximately 85,759,465. The Company will not issue any Warrants or securities substantially similar to the Warrants other than in accordance with this Section 2.1.

          SECTION 2.2  Form and Dating.  The Warrant Certificates shall be
                       ---------------
substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Agreement. The Warrants may have such notations, legends or endorsements as the Company may deem appropriate and as are not inconsistent with the provisions hereof, or as may be required by law, stock exchange or stock market rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Warrant shall be dated the date of its countersignature.

          (a)  Certificated Warrants.  The Warrants may be issued in definitive
               ---------------------
form represented by a physical Warrant Certificate (such certificate and all other certificates representing physical delivery of Warrants in definitive form being called "Certificated Warrants").

          (b)  Global Warrant.  The Warrants may be issued in the form of one or
               --------------
more fully registered global certificates with the global securities legend set forth in Exhibit A hereto (the "Global Warrant"), which shall be deposited on behalf of beneficial owners of Warrants with the Warrant Agent, as custodian for the Depository Trust Corporation ("DTC") (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. The number of Warrants represented by Global Warrants may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent and DTC or its nominee as hereinafter provided. Except as provided in Section 2.5, owners of beneficial interests in a Global Warrant will not be entitled to receive physical delivery of Certificated Warrants.

          (c)  Book-Entry Provisions.  Members of, or participants in, DTC
               ---------------------
("Agent Members") shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by DTC or by the Warrant Agent as the custodian of DTC or under such Global Warrant, and DTC may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

          SECTION 2.3  Execution and Countersignature.  (a)  With respect to any
                       ------------------------------
Global Warrant to be issued hereunder, one Officer shall sign, and the Company's Secretary or any of its Assistant Secretaries shall attest, such Global Warrant. The Warrant Agent, upon the written order of the Company signed by an Officer, shall countersign any Global Warrant certificate by manual or facsimile signature, and such Global Warrant shall be deposited in accordance with Section 2.2(b) hereof.

          (b) With respect to all other Warrants, an Officer shall sign, and the Company's Secretary or any of its Assistant Secretaries shall attest, the Warrant Certificates for the Company by manual or facsimile signature.

          The Warrant Agent shall countersign and deliver the Warrant Certificates for original issue, in each case upon a written order of the Company signed by an Officer of the Company. Such order shall specify (in addition to the number of Warrants) the date on which the original issue of Warrants is to be countersigned.

          (c) If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrant shall be valid nevertheless. A Warrant shall not be valid until an authorized signatory of the Warrant Agent manually countersigns the Warrant Certificate. The signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

          (d) The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrant Certificates. Unless limited by the terms of such appointment, such agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands.

          SECTION 2.4  Certificate Register.  The Warrant Agent shall keep a
                       --------------------
register (the "Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

          SECTION 2.5  Transfer and Exchange.  (a)  Transfer and Exchange of
                       ---------------------
Certificated Warrants. When Certificated Warrants are presented to the Warrant Agent with a request to register the transfer of such Certificated Warrants or to exchange such Certificated Warrants for an equal number of Certificated Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Warrants
                          --------  -------
surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or its attorney duly authorized in writing.

          (b) Restrictions on Transfer of Certificated Warrants for a Beneficial Interest in a Global Warrant. Certificated Warrants may not be exchanged for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of Certificated Warrants, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Warrants to reflect an increase in the number of Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Certificated Warrants and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly.

          (c) Transfer and Exchange of Global Warrants. The transfer and exchange of beneficial interests in a Global Warrant shall be effected through DTC, in accordance with this Agreement and the procedures of DTC therefor.

          (d) Restrictions on Transfer and Exchange of the Global Warrant. Notwithstanding any other provisions of this Agreement, Global Warrants may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

          (e) Authentication and Distribution of Certificated Warrants. If at any time:

               (i) DTC notifies the Company that DTC is unwilling or unable to continue as depositary for Global Warrants and a successor depositary for Global Warrants is not appointed by the Company within 90 calendar days after delivery of such notice;

               (ii) DTC ceases to be a clearing agency registered under the Exchange Act; or

               (iii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Certificated Warrants under this Agreement;

then, the Company will execute, and the Warrant Agent, upon receipt of a written order of the Company signed by an Officer requesting the delivery of Certificated Warrants to the holders of beneficial interests in the Global Warrant, will countersign and deliver Certificated Warrants equal to the number of Warrants represented by Global Warrants, in exchange for such Global Warrants. Certificated Warrants issued in exchange for a beneficial interest in a Global Warrant shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Certificated Warrants to the Persons in whose names such Warrants are so registered in accordance with the instructions of DTC.

          (f) Cancellation or Adjustment of Global Warrants. At such time as all beneficial interests in Global Warrants have either been exchanged for Certificated Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to DTC for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Certificated Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent with respect to such Global Warrant, by the Warrant Agent or DTC, to reflect such reduction.

          (g)   Obligations with Respect to Transfers and Exchanges of Warrants.
(i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Certificated Warrants and Global Warrants as required pursuant to the provisions of this Section 2.5.

                (ii) All Certificated Warrants and Global Warrants issued upon any registration of transfer or exchange of Certificated Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Certificated Warrants or Global Warrants surrendered upon such registration of transfer or exchange.

                (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

                (iv) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

          SECTION 2.6  Replacement Certificates.  If a mutilated Warrant
                       ------------------------
Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of California are met. If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond or other instrument sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a

Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of the Company.

          SECTION 2.7  Temporary Certificates.  Until definitive Warrant
                       ----------------------
Certificates are ready for delivery, the Company may prepare and the Warrant Agent shall countersign temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of definitive Warrant Certificates but may have variations that the Company considers appropriate for temporary Warrant Certificates. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive Warrant Certificates and deliver them in exchange for temporary Warrant Certificates.

          SECTION 2.8  Cancellation. (a)  In the event the Company shall
                       ------------
purchase or otherwise acquire Certificated Warrants, the same shall thereupon be delivered to the Warrant Agent for cancellation.

          (b) The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.

          SECTION 2.9  Purchase of Warrants by the Company.  The Company shall
                       -----------------------------------
have the right, except as limited by law or other agreement, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.


                                  ARTICLE 3.

                                Exercise Terms
                                --------------

          SECTION 3.1  Number of Warrant Shares; Exercise Price.  Each Warrant
                       ----------------------------------------
shall, upon exercise thereof as provided herein, initially entitle the registered Holder thereof to purchase the number of shares of Common Stock having an Adjusted Market Value equal to the Adjusted Litigation Recovery divided by 85,759,465 at an exercise price per Warrant equal to the number of shares of Common Stock for which the Warrant is exercisable multiplied by $1.00 (the "Exercise Price").

          SECTION 3.2  Exercise Period.    (a)  The Company will provide notice,
                       ---------------
as described below (the "Exercise Notice"), of the occurrence of the Triggering Event not more than 15 calendar days after the occurrence thereof. If the Payment is payable by the United States Government in installments, the Triggering Event will not be deemed to have occurred until the Bank receives the last installment of the Payment. The Exercise Notice shall be dated the date it is first sent to Holders and shall be provided by means of a press release to one or more national news services and by mailing such notice first class, postage prepaid, to each Holder at such Holder's address as it appears on the Certificate Register; provided, however, that neither the failure to give such
                      --------  -------
notice by mail to any particular Holder nor any defect therein shall affect the validity of the Exercise Notice or the expiration of all Warrants on the Close of Business on the last day of the Warrant Exercise Period with respect to the other Holders:

                    (i)   that the Triggering Event has occurred,

                    (ii) the aggregate number of shares for which the Warrants are exercisable,

                    (iii) the number of shares of Common Stock for which one Warrant is exercisable,

                    (iv)  the Exercise Price per Warrant,

                    (v)   the manner in which the Warrants are exercisable, and

                    (vi) the date on which the Warrants will no longer be exercisable.

          (b) Subject to the terms and conditions set forth herein, each Warrant shall be exercisable at any time or from time to time during the 60-day period commencing on the date on which the Exercise Notice is first sent to Holders pursuant to Section 3.2(a) (the "Warrant Exercise Period").

          (c) No Warrant shall be exercisable after the Close of Business on the last day of the Warrant Exercise Period.

          SECTION 3.3  Expiration.  (a)  A Warrant shall terminate and become
                       ----------
void as of the earlier of (i) the Close of Business on the last day of the Warrant Exercise Period, (ii) the Close of Business on the date the Litigation has been disposed of in a manner such that no shares of Common Stock or other securities or property will be issuable under the terms of the Warrants (the "Termination Date") or (iii) the time and date such Warrant is exercised. The Company will provide notice, as described below (the "Termination Notice"), of the occurrence of the Termination Date or the expiration of the Warrant Exercise Period not more than 60 calendar days after the occurrence thereof. The Termination Notice shall be dated the date it is first sent to Holders and shall be provided by means of a press release to one or more national news services and by mailing such notice first class, postage prepaid, to each Holder at such Holder's address as it appears on the Certificate Register. The Termination Notice shall state the following:

                    (i) that the Termination Date has occurred or the Warrant Exercise Period has expired, as the case may be, and

                    (ii) that all outstanding Warrants have terminated and become void.

The Warrants shall terminate and become void as provided herein notwithstanding the Company's failure to give the Termination Notice.

          SECTION 3.4  Manner of Exercise.  Warrants may be exercised upon (i)
                       ------------------
surrender to the Warrant Agent of the Warrant Certificates, together with the form of election to purchase Common Stock on the reverse thereof properly completed and validly executed by the Holder thereof and (ii) payment to the Warrant Agent, for the account of the Company, of the Exercise Price. Such payment shall be made by certified or official bank check or personal check payable to the order of the Company. Subject to Section 3.2, the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date a new Warrant Certificate exercisable for the remaining Warrant Shares will be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose. The Warrant Agent shall account promptly to the Company with respect to all Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of such Warrants.

          SECTION 3.5  Issuance of Warrant Shares.  Subject to Section 3.6, upon
                       --------------------------
the surrender of Warrant Certificates and payment of the Exercise Price, as set forth in Section 3.4, the Company shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock ("Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or such other securities or property to which it is entitled, to the Person or Persons entitled to receive the same, together with cash as provided in Section
3.6 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price.

          SECTION 3.6  Fractional Warrant Shares.  The Company shall not be
                       -------------------------
required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.6, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the sum of (i) the Adjusted Market Value for one Warrant Share and
(ii) $1.00, multiplied by such fraction, rounded upwards or downwards, as the case may be, to the nearest whole cent.

          SECTION 3.7  Reservation of Warrant Shares.  (a)  The Company shall
                       -----------------------------
use its best efforts to at all times keep reserved out of its authorized and unissued shares of Common

Stock or shares of Common Stock held in its treasury a number of shares of Common Stock sufficient to provide for the exercise in full of all Warrants then outstanding or reserved for issuance pursuant to Section 2.1. The registrar for the Common Stock (the "Registrar") shall at all times until the Termination Date, or the time at which all Warrants have been exercised or cancelled, reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Registrar. The Company will supply such Registrar with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.6. The Company will furnish to such Registrar a copy of all notices of adjustments and certificates related thereto transmitted to each Holder.

          (b) If, upon the Triggering Event, the number of shares of Common Stock authorized but not issued plus the number of shares of Common Stock held in the Company's treasury is less than the number of shares of Common Stock necessary to permit the exercise in full of the Warrants then outstanding or reserved for issuance pursuant to Section 2.1 (the number of shares of Common Stock comprising such deficiency being the "Number of Shortfall Shares"), then the Company shall either (i) to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, commence a tender offer for the aggregate number of shares of Common Stock at least equal to the Number of Shortfall Shares or (ii) call a special meeting of the holders of Common Stock for the purpose of increasing the number of authorized shares of Common Stock in an amount at least equal to the Number of Shortfall Shares. In such an event, the Warrant Exercise Period shall be automatically extended to 60 calendar days after (a) the date on which the tender offer referred to in clause
(i) above is successfully completed or (b) the effective date of the increase in the number of authorized shares of Common Stock referred to in clause (ii) above.

          (c) The Company covenants that all shares of Common Stock which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests, created by or through the Company, with respect to the issue thereof.

          SECTION 3.8  Compliance with Law. (a)  Notwithstanding anything in
                       -------------------
this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) an exemption from such registration requirements is available to all Holders under the Securities Act at the time of such exercise.

          (b) If any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange or stock market, registration with or approval of any governmental authority, or listing on any such national securities exchange or stock market before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange or stock market.

                                  ARTICLE 4.

                                  Adjustments
                                  -----------

          SECTION 4.1  Reclassifications, Redesignations or Reorganizations of
                       -------------------------------------------------------
Common Stock.  (a)   In the event that at any time or from time to time after
------------
the date hereof the Company shall issue by reclassification, redesignation or reorganization of the shares of Common Stock any shares of capital stock of the Company then, in any such event, the Holders shall have the right to receive upon exercise of each Warrant the number of shares of such capital stock of the Company equal to the Adjusted Litigation Recovery divided by 85,759,465 divided by the aggregate Adjusted Market Value of the capital stock of the Company that one share of Common Stock was exchanged for or converted into as a result of such reclassification, redesignation or reorganization.

          (b) The proportion and type of capital stock of the Company that the Holders shall have the right to receive in the circumstance set forth in Section 4.2(a) shall be in the same proportion and type as one share of Common Stock was exchanged for or converted into as a result of such reclassification, redesignation or reorganization. Such adjustment shall become effective immediately after the effective date of such reclassification, redesignation or reorganization. In the event of the occurrence of more than one of the foregoing, such adjustments shall be made successively.

          SECTION 4.2  Combination. (a)  Except as provided in Section 4.2(c),
                       -----------
in the event of a Combination, the Holders shall have the right to receive upon exercise of each Warrant the number of shares of capital stock or other securities or an amount of property equal to the Adjusted Litigation Recovery divided by 85,759,465 divided by the aggregate Adjusted Market Value of the capital stock, other securities or property that one share of Common Stock was exchanged for or converted into as a result of such Combination.

          (b) The proportion and type of capital stock, other securities or property that the Holders shall have the right to receive in the circumstance set forth in Section 4.2(a) will be in the same proportion and type as one share of Common Stock was exchanged for or converted into as a result of such Combination. The provisions of this Section 4.2 shall similarly apply to successive Combinations involving any Successor Company.

          (c) In the event of a Combination where consideration is payable to holders of Common Stock in exchange for their shares solely in cash, the Holders shall have the right to receive upon exercise of each Warrant cash in an amount equal to the Adjusted Litigation Recovery divided by 85,759,465, less the Exercise Price.

In case of any Combination described in this Section 4.2(c), the surviving or acquiring Person shall promptly after the occurrence of the Triggering Event deposit with the Warrant Agent the funds necessary to pay to the Holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Holders by delivering a check in such amount as is appropriate to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

          (d) The Company shall provide that the surviving or acquiring Person (the "Successor Company") in any Combination shall enter into an agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.2 and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4.

          SECTION 4.3  Exercise Price Adjustment.  In case of any
                       -------------------------
reclassification, redesignation or reorganization described in Section 4.1 or any Combination described in Section 4.2, the Exercise Price of one Warrant after such reclassification, redesignation, reorganization or Combination will equal (i) if the Warrants are exercisable into stock only, the per share par value of such stock multiplied by the number of shares of stock into which one Warrant is exercisable, (ii) if the Warrants are exercisable for cash or property only, an amount equal to a fraction the numerator of which is the amount of cash or Fair Market Value of property into which one Warrant is exercisable and the denominator of which is the amount of cash or Fair Market Value of property one share of Common Stock was exchanged for in such Combination and (iii) if the Warrants are exercisable for cash or property and stock, an amount equal to the Exercise Price determined by clause (i) above with respect to the stock portion and the Exercise Price determined by clause (ii) with respect to the cash or property portion.

          SECTION 4.4  Examples.  (a) If the Company were to effect a
                       --------
reclassification, redesignation or reorganization in which one share of its Common Stock was converted into a one share of class A common stock and two shares of class B common stock, then, after giving effect to such event, the Holders shall have the right to receive upon exercise of one Warrant shares of class A common stock and class B common stock equal to the Adjusted Litigation Recovery divided by 85,759,465 divided by the aggregate Adjusted Market Value of one share of class A common stock and two shares of class B common stock. Accordingly, pursuant to Section 4.1(b), if the Adjusted Litigation Recovery were $500 million and the Adjusted Market Value of one share of class A common stock and two shares of class B common stock were $30, then one Warrant would be exercisable for 0.0648 of a share of class A common stock and 0.1296 of a share of class B common stock. The Exercise Price of one Warrant would be the par value of the class A common stock multiplied by 0.0648, plus the par value of the class B common stock multiplied by 0.1296.

          (b) In the case of a Combination described in Section 4.2(a), if as a result of such Combination one share of Common Stock is exchanged for one share of Surviving Company common stock and $15, then, after giving effect to such event, the Holders shall have the right to receive upon exercise of one Warrant shares of Surviving Company common stock and cash equal to the Adjusted Litigation Recovery divided by 85,759,465 divided by the sum of the Adjusted Market Value of one share of Surviving Company common stock plus $15. Accordingly, pursuant to Section 4.2(b), if the Adjusted Litigation Recovery were $500 million and the Adjusted Market Value of one share of Surviving Company common stock were $15, then one Warrant would be exercisable for 0.1943 of a share of Class A

Common Stock and $2.915 ($15 multiplied by 0.1943). The Exercise Price of one Warrant would be the par value of the Surviving Company Common Stock multiplied by .1943, plus $.1943.

          (c) In the case of a Combination described in Section 4.2(c), if as a result of such Combination one share of Common Stock is exchanged for $30, then, after giving effect to such event, the Holders shall have the right to receive upon exercise of one Warrant cash equal to the Adjusted Litigation Recovery divided by 85,759,465, less the Exercise Price of the Warrant. Accordingly, if the Adjusted Litigation Recovery were $500 million, then one Warrant would be exercisable for $5.636. The Exercise Price of one Warrant would be $.1943.

          SECTION 4.5  Other Events.  If any event occurs as to which the
                       ------------
foregoing provisions of this Article 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board may make, without the consent of the Holders, such adjustments to the terms of this Article 4, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid.

          SECTION 4.6  Notice of Certain Transactions.  In the event that the
                       ------------------------------
Company shall publicly announce a plan (a) to effect any reclassification, redesignation or reorganization of its shares of Common Stock, (b) to effect any capital reorganization, consolidation or merger or (c) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall within 5 calendar days after such public announcement send to the Warrant Agent and the Warrant Agent shall within 5 calendar days after receipt thereof send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action, such notice to be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which notice shall specify the expected date that such issuance or event is to take place and the expected date of participation therein by the holders of Common Stock and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other securities or property, if any, and the number of shares of Common Stock and other securities or property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action.

          SECTION 4.7  Adjustment to Warrant Certificate.  The form of Warrant
                       ---------------------------------
Certificate need not be changed because of any adjustment made pursuant to this
Article 4, and Warrant Certificates issued after such adjustment may have the same terms and conditions as are stated in any Warrant Certificates issued prior to the adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                  ARTICLE 5.

                                 Warrant Agent
                                 -------------

          Section 5.1  Nature of Duties and Responsibilities Assumed.  The
                       ---------------------------------------------
Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions herein set forth, by all of which the Company and the Warrant Holders, by their acceptance thereof, shall be bound.

          Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an Officer and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          The Warrant Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature on the Warrant Certificates and such statements or recitals as described the Warrant Agent or action taken or to be taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent shall not have any liability or responsibility in respect of the legality, validity or enforceability of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible or liable for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible or liable for the making of any change in the number of shares of Common Stock required under the provisions of Article 4 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of any facts that would require any such adjustment or change; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, by validly issued, fully paid and nonassessable.

          The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or take any other action likely to involve expense unless the Company or one or more Holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

          The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from an Officer, and to apply to any such Officer for advice or instructions in connection with the Warrant Agent's duties, and it shall not be liable for any action taken or suffered to be taken or omitted by it in good faith in accordance with the instructions of any such Officer.

     The Warrant Agent will not be responsible or liable for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company. The Warrant Agent will not incur any liability or responsibility to the Company or to any Warrant Holder for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

          The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee.

          The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

          The Warrant Agent will act hereunder solely as agent of the Company in a ministerial capacity, and its duties will be determined solely by the provisions hereof. The Warrant Agent will not be liable for anything which it may do or refrain from so doing in connection with this Agreement except for its own negligence, bad faith or willful conduct.

          Section 5.2  Right to Consult Counsel.  The Warrant Agent may at any
                       ------------------------
time consult with legal counsel satisfactory to it (who may be legal counsel for the Company) and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith in accordance with such opinion; provided, however, that the Warrant Agent shall have exercised reasonable care
--------  -------
in the selection of such counsel.

          Section 5.3  Compensation and Reimbursement.  The Company agrees to
                       ------------------------------
pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expenses incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. In no case will the Warrant Agent be liable for special, indirect, incidental or consequential loss or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Warrant Agent has been advised of the possibility of such damages. Any liability of the Warrant Agent will be limited to the amount of fees paid by the Company hereunder.

          Section 5.4  Warrant Agent May Hold Company Securities.  The Warrant
                       -----------------------------------------
Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or have a pecuniary interest in any transaction in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          Section 5.5  Change of Warrant Agent.  The Warrant Agent may resign
                       -----------------------
and be discharged from its duties under this Agreement upon 90 calendar days' prior notice in writing mailed, by registered or certified mail, to the Company. The Company may remove the Warrant Agent or any successor warrant agent upon 60 calendar days' prior notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent and shall, within 30 calendar days following such appointment, give notice thereof in writing to each registered holder of the Warrant Certificates. If the Company shall fail to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Company agrees to perform the duties of the Warrant Agent hereunder until a successor warrant agent is appointed. After appointment the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for this purpose. Failure to give any notice provided for in this Section, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

                                  ARTICLE 6.

                                 Miscellaneous
                                 -------------

          SECTION 6.1  Information.  As soon as any Warrant becomes outstanding,
                       -----------
the Company shall promptly deliver to the Warrant Agent and the Holders its annual report to stockholders and such other information as is provided to any holders of equity securities of the Company in their capacity as holders of such securities.

          SECTION 6.2  Persons Benefitting.  Nothing in this Agreement is
                       -------------------
intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this agreement or any part hereof.

          SECTION 6.3  Rights of Holders.  (a)  No Holder, as such, shall be
                       -----------------
entitled to vote or to receive dividends or shall otherwise be deemed to be the holder of shares of Common Stock for any purpose, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Holder, as such, any of the rights of a shareholder of the Company or any right to vote upon or give or withhold consent to any action of the Company (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Stock, consolidation, merger, sale, lease, conveyance or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for in this Agreement) or receive dividends or subscription rights, unless and until such Warrant Certificate shall have been surrendered for exercise as provided in this Agreement, payment in respect of such exercise shall have been received by the Warrant Agent, and shares of Common Stock shall have become issuable thereunder and such person shall have been deemed to have become a holder of record of such shares. No Holder shall, upon the exercise of Warrants, be entitled to any dividends if the record date with respect to payment of such dividends shall be a date prior to the date such shares of Common Stock became issuable upon the exercise of such Warrants.

          (b) All rights of action in respect of the Warrants will be vested in the respective Holders; provided, however, that no Holder will have the right to
                        --------  -------
enforce, institute or maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the Warrants, unless (i) such Holder has previously given written notice to the Company of the substance of such dispute, and the Holders of at least 25% of the issued and outstanding Warrants have given written notice to the Company of their support for the institution of such proceeding to resolve such dispute, (ii) written notice of the substance of such dispute and of the support for the institution of such proceeding by such Holders has been provided by the Company to the Warrant Agent and (iii) the Warrant Agent has not instituted appropriate proceedings with respect to such dispute within 30 days following the date of such written notice to the Warrant Agent, it being understood and intended that no one or more Holders will have the right in any manner whatsoever to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any rights of the Holders, except in the manner described in this Section 6.3(b) for the equal and ratable benefit of all Holders. Except as described above, no Holder will have the right to enforce, institute or maintain any suit, action or proceeding to enforce, or otherwise act in respect of, the Warrants.

          (c) The Bank will retain sole and exclusive control of the Litigation and will retain 100% of any recovery from the Litigation. The Holders will not have any right to control or manage the course or disposition of the Litigation or the proceeds of any recovery therefrom.

          (d) The determination of the Board of the Adjusted Litigation Recovery, the number of shares of Common Stock issuable upon exercise of a Warrant and the Exercise Price shall be final, conclusive and binding upon the Holders.

          SECTION 6.4  Amendment.  This Agreement may be amended by the parties
                       ---------
hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not
                             --------  -------
affect adversely the rights of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided for herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

          SECTION 6.5  Notices.  Any notice or communication shall be in writing
                       -------
and delivered in Person or mailed by first-class mail addressed as follows:

     if to the Company:  Golden State Bancorp Inc.
                         414 North Central Avenue
                         Glendale, CA   91203
                         Attention:  Chief Financial Officer

                               Telecopy:  (818) 409-3151

     if to the Warrant Agent:  ChaseMellon Shareholder Services L.L.C.
                               Reorganization Department
                               400 South Hope Street, 4th Floor
                               Los Angeles, CA  90071
                               Attention: Office Manager
                               Telecopy: (213) 553-9735

          The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 6.6  Governing Law.  This Agreement and the Warrant
                       -------------
Certificates shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

          SECTION 6.7  Successors.  All agreements of the Company in this
                       ----------
Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

          SECTION 6.8  Counterparts.  The parties may sign any number of copies
                       ------------
of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

          SECTION 6.9  Table of Contents.  The table of contents and headings of
                       -----------------
the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 6.10  Severability.  The provisions of this Agreement are
                        ------------
severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                         GOLDEN STATE BANCORP INC.


                                         By:_________________________________
                                            Name:
                                            Title:

                                         CHASEMELLON SHAREHOLDER
                                         SERVICES L.L.C., as Warrant
                                         Agent,


                                         By:_________________________________
                                            Name:
                                            Title:

                                                                    EXHIBIT A TO
                                                               WARRANT AGREEMENT
                                                               -----------------

                     [FORM OF FACE OF WARRANT CERTIFICATE]

          [Unless and until it is exchanged in whole or in part for Warrants in definitive form, this Warrant may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary. The Depository Trust Company ("DTC") (55 Water Street, New York, New York) shall act as the depositary until a successor shall be appointed by the Company and the Warrant Agent. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/

No. __                                              Certificate for ___ Warrants

                     WARRANTS TO PURCHASE COMMON STOCK OF
                           GOLDEN STATE BANCORP INC.

          THIS CERTIFIES THAT, ____________, or registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from GOLDEN STATE BANCORP INC., a Delaware corporation ("the Company"), the number of shares of Common Stock, par value of $1.00 per share, of the Company (the "Common Stock") having an Adjusted Market Value equal to the Adjusted Litigation Recovery divided by 85,759,465 at an exercise price per Warrant equal to the number of shares of Common Stock for which one Warrant is exercisable multiplied by $1.00 (the "Exercise Price"). This Warrant Certificate shall terminate and become void on the earliest of (i) the Close of Business on the last day of the Warrant Exercise Period, (ii) the Close of Business on the date the Litigation has been disposed of in a manner such that no shares of Common Stock or other securities or property will be issuable under the terms of the Warrants and (iii) the time and date such Warrant is exercised.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of April __, 1998 (the "Warrant Agreement"), between the Company and ChaseMellon Shareholder Services L.L.C. (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is

---------------------
/1/  To be included only if the Warrant is in global form.

hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at [______________________].

          Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by surrender of this Warrant Certificate with the form of election to purchase Warrant Shares attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent. Payment of the Exercise Price shall be made by certified or official bank check or personal check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose.

          As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, each Warrant shall be exercisable at any time from and from time to time during the Warrant Exercise Period only and shall not be exercisable after the expiration of the Warrant Exercise Period.

          In the event the Company enters into a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants shares of capital stock or other securities or other property such that each Warrant shall be exercisable for a number of shares of capital stock or other securities or an amount of property equal to the Adjusted Litigation Recovery divided by 85,759,465 divided by the aggregate Adjusted Market Value of the capital stock, other securities or property that one share of Common Stock was exchanged for or converted into as a result of such Combination; provided, however, that in the
                                                --------  -------
event that, in connection with such Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash, the Holder hereof will be entitled to receive cash in an amount equal to the Adjusted Litigation Recovery divided by 85,759,465, less the Exercise Price. The amount and type of capital stock, other securities or property that the Holders shall have the right to receive in the circumstance set forth in the preceding sentence shall be the same amount and type as one share of Common Stock was exchanged for or converted into as a result of such Combination.

          The Company may require payment of a sum sufficient to pay all taxes, assessments and other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.5 of the Warrant Agreement but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

          Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Adjusted Market Value for one Warrant Share on the Determination Date, multiplied by such fraction, computed to the nearest whole cent.

          All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

          The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

          THE WARRANTS REPRESENT A CONTINGENT RIGHT TO PURCHASE SHARES OF COMMON STOCK WITH AN AGGREGATE VALUE BASED ON A PORTION OF ANY PROCEEDS THAT MAY BE RECEIVED BY THE BANK FROM THE LITIGATION. THE WARRANTS DO NOT PROVIDE TO THE HOLDERS THEREOF ANY RIGHTS IN THE LITIGATION INCLUDING ANY RIGHTS TO RECEIVE ANY CASH OR PROPERTY RECEIVED BY THE BANK IN CONNECTION THEREWITH, OR TO CONTROL THE LITIGATION. THERE CAN BE NO ASSURANCE AS TO WHEN THE LITIGATION WILL BE RESOLVED OR THE AMOUNT OF PROCEEDS, IF ANY, THE BANK WILL RECEIVE THEREFROM.
THE BANK WILL RETAIN SOLE AND EXCLUSIVE CONTROL OF THE LITIGATION AND WILL RETAIN 100% OF ANY RECOVERY FROM THE LITIGATION. THE HOLDERS WILL NOT HAVE ANY RIGHT TO CONTROL OR MANAGE THE COURSE OR DISPOSITION OF THE LITIGATION OR THE PROCEEDS OF ANY RECOVERY THEREFROM.

          The Warrants do not entitle any holder hereof to any of the rights of a shareholder of the Company.

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


                                    GOLDEN STATE BANCORP INC.


                                    By ___________________________________



[SEAL]


Attest: ___________________________
             Secretary

DATED:

Countersigned:
CHASEMELLON SHAREHOLDER SERVICES L.L.C.
as Warrant Agent,


by _________________________________
       Authorized Signatory

                                                                    EXHIBIT B TO
                                                               WARRANT AGREEMENT
                                                               -----------------


                  FORM OF ELECTION TO PURCHASE WARRANT SHARES
                (to be executed only upon exercise of Warrants)

                           GOLDEN STATE BANCORP INC.


     The undersigned hereby irrevocably elects to exercise    [       ] Warrants
at an exercise price per Warrant of $[     ] to acquire [    ] shares of Common
Stock, par value $1.00 per share, of Golden State Bancorp Inc. (the "Company"), on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to the Company, and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered and delivered in the name and at the address specified below and delivered thereto.

Date:  ________________, ____


                                    _______________________________/1/
                                    (Signature of Owner)


                                    __________________________________
                                    (Street Address)


                                    __________________________________
                                    (City)    (State)    (Zip Code)


                                    Signature Guaranteed by:


                                    __________________________________



------------------
/1/ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Securities and/or check to be issued to:

     Name:

     Social security or Federal tax identification number:

     Street Address:

     City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

     Name:

     Social security or Federal tax identification number:

     Street Address:

     City, State and Zip Code:

                                                                    EXHIBIT C TO
                                                               WARRANT AGREEMENT



The following exchanges of a part of this Global Warrant for definitive Warrants have been made:


                 CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                     REGISTRATION OF TRANSFER OF WARRANTS

Re: Warrants to Purchase Common Stock (the "Warrants") of Golden State Bancorp Inc. (the "Company")

     This Certificate relates to __________ Warrants held in definitive form by _______________ (the "Transferor").

     The Transferor has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants. The Warrant Agent and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                    [INSERT NAME OF TRANSFEROR]



                                    by ________________________


Date: ____________________